EXHIBIT 99.1

BJ'S Restaurants Celebrates Father's Day Weekend With Free Commemorative Pint Glass and Shark Shootout(R) Sweepstakes for Dads

HUNTINGTON BEACH, Calif., June 16, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) is making Father's Day extra special this year by inviting guests to celebrate with Dad all month long. Additionally, this Father's Day weekend (June 19th and 20th), BJ's will present each Dad with a complimentary commemorative BJ's logo pint glass, while supplies last.

During the month of June, Dads will also have the opportunity to enter BJ's Father's Day Give-Away  to win an all-expenses paid trip for two to the 2010 Shark Shootout® Golf Tournament, currently scheduled for December 8 -12, 2010, at the Tiburon Golf Club located at The Ritz-Carlton Golf Resort in Naples, Florida. Every BJ's restaurant will also be giving away one TaylorMade® Rossa® Daytona Core Classic Putter. Entry forms are available in every BJ's restaurant. Complete details of the promotion are provided online at www.bjsrestaurants.com.

BJ's has also created a special Father's Day Drink Menu for the month of June featuring Chardonnay and Cabernet Merlot Blend wines from Greg Norman Estates, along with a non-alcoholic Arnold Palmer beverage.  Additionally, BJ's is once again delighted to offer our popular, award-winning Nit Wit® seasonal beer.

 "This is our way of saying thank you to the many Dads who choose to spend Father's Day at BJ's," said Matt Hood, BJ's Chief Marketing Officer. "Every Dad who visits BJ's this weekend will be presented with a complimentary BJ's pint glass, while supplies last. We also have partnered with Greg Norman Estates and TaylorMade® to offer even more delights for Dads and their families."

All BJ's Restaurants feature an extensive menu with over 100 menu items that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

BJ's Restaurants, Inc. currently owns and operates 96 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (50), Texas (19), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.   Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.

CONTACT:  BJ's Restaurants, Inc.
          Matt Hood
          (714) 500-2400